Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Randy Zane	Derek Irwin
	Director, Corporate Communications	Chief Financial Officer
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	212-503-3535	212-503-3460
	randy_zane@ziffdavis.com	derek_irwin@ziffdavis.com

Ziff Davis Completes Note Offering and
Retires All of Its Senior Bank Debt

NEW YORK, April 26, 2005 — Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc. (“Ziff Davis Media”) announced today that it completed last week its private placement of $205 million of new Senior Secured Floating Rate Notes (the “floating rate notes”) due 2012. The notes were issued at 100% of principal. The notes are due on 2012 and not callable until May 1, 2007.

The Company used approximately $178.0 million of the proceeds of the floating rate notes to immediately retire all of the outstanding indebtedness (including accrued interest) under its Amended and Restated Credit Agreement dated August 12, 2002, and to pay related fees and expenses. The remaining balance of approximately $27.0 million was added to its existing cash balance and the cumulative balance is available for general corporate purposes.

The floating rate notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and were offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act or in accordance with Regulation S under the Securities Act. Unless so registered, the floating rate notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. The Company is a leading integrated media company focusing on the technology and videogame markets. The Company is an information services and marketing solutions provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. In the United States, the Company publishes 9 magazines including PC Magazine, Sync, ExtremeTech, eWEEK, CIO Insight, Baseline, Electronic Gaming Monthly, Computer Gaming World and Official U.S. PlayStation Magazine. The Company exports the power of its brands internationally, with publications in 41 countries and 20 languages. Ziff Davis leverages its content on the Internet with 16 highly-targeted technology and gaming sites including pcmag.com, eweek.com, extremetech.com and 1up.com. The Company also produces highly-targeted b-to-b events through its Custom Conference Group and large-scale consumer technology events including DigitalLife. With its main headquarters and PC Magazine Labs based in New York, the Company also has offices and lab facilities in the San Francisco and Boston markets. Additional information is available at www.ziffdavis.com.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release, including plans to retire the outstanding balance under the Company’s Amended and Restated Credit Agreement, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.

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